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                                                                  Exhibit 10(k)


                               SECURITY AGREEMENT

                 THIS SECURITY AGREEMENT dated as of May 31, 1995 (this "Agreement") is made by OHM CORPORATION, an Ohio corporation ("OHM"), OHM Remediation Services Corp., an Ohio corporation ("Remediation"), a subsidiary of OHM, and those of OHM's other subsidiaries that are parties hereto (together with OHM and Remediation, each a "Grantor" and collectively the "Grantors") in favor of WMX TECHNOLOGIES, INC., a Delaware corporation (the "Guarantor").

                            PRELIMINARY STATEMENTS:

                 (1) OHM, Remediation (OHM and Remediation are sometimes hereinafter referred to collectively as the "Borrowers"), the Banks, Citicorp USA, Inc., as Administrative Agent (the "Agent") for the Banks which are parties to the Credit Agreement (as hereinafter defined, the "Banks") and Bank of America Illinois, in its capacity as Issuing and Paying Agent and Co- Agent for the Banks (the "Paying Agent"; together with the Agent and the Banks, the "Lenders" and individually a "Lender") have entered into that certain Revolving Credit Agreement dated as of May 31, 1995 as the same may be amended, supplemented or otherwise modified from time to time (the "Credit Agreement").

                 (2) The Lenders have required as a condition to the entry by the Borrowers and the Lenders in and to the Credit Agreement that the Guarantor execute and deliver that certain Guaranty dated as of May 31, 1995 (as amended, supplemented or otherwise modified from time to time, the "Guaranty") by the Guarantor in favor of the Lenders pursuant to which the Guarantor has guaranteed the prompt and complete repayment of the Obligations (as defined, the "Guaranty") subject to the limitations set forth in the Guaranty.

                 (3) The Guarantor has required as a condition to the entry by the Guarantor in and to the Guaranty that the Borrowers execute and deliver that certain Reimbursement Agreement dated as of May 31, 1995 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement") among the Guarantor and the Borrowers pursuant to which the Borrowers covenant and agree to promptly and completely reimburse the Guarantor for all payments made by the Guarantor under and pursuant to the Guaranty.

                 (4) The Guarantor has required and the Borrowers have agreed that the obligations of the Borrowers under and pursuant to the Reimbursement Agreement shall be secured under and pursuant to the Security Documents.

                 (5) The Guarantor and the Lenders each desire to execute and deliver that certain Intercreditor Agreement dated as of May 31, 1995 (the "Intercreditor Agreement") by and among the Agent, the Paying Agent and the Guarantor in order to set forth certain agreements, rights and interests with respect to and in connection with their respective interests with respect to the Grantors as well as their respective security interests in and liens on certain collateral specified therein.
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                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Guarantor to enter into the Guaranty, the Grantors each hereby agrees as follows:

                 SECTION 1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Reimbursement Agreement.

                 (b) In addition to the terms defined above, in this Agreement the following terms shall have the meanings set forth below:

                 "Accounts" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired or arising accounts, contract rights, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                 "Code" means the Uniform Commercial Code (or any successor statute), as in effect in the State of Illinois or other applicable jurisdiction from time to time.

                 "Collateral" shall have the meaning assigned in Section 2 of this Agreement.

                 "Equipment" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, trade fixtures and other tangible personal property (except Inventory), including, without limitation, computers, computer software, peripheral computer equipment, motor vehicles, fork lifts, construction equipment, tools, and office equipment, as well as all of such types of property leased by such Grantor and all of such Grantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                 "General Intangibles" means, with respect to each Grantor, all of such Grantor's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Grantor of every kind and nature (other than Accounts), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blue-prints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions of funds or any rights thereto and any other amounts payable to such Grantor from any Plan or other employee benefit plan, leasehold interests in real and personal property, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Grantor is beneficiary, and any letter of credit,



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         guarantee, claim, security interest or other security held by or granted to such Grantor to secure payment of any of the Accounts.

                 "Guarantor Documents" shall mean the Reimbursement Agreement, the Security Documents and any other document, agreement or instrument executed and/or delivered in connection therewith.

                 "Inventory" means, with respect to each Grantor, all of such Grantor's now owned and hereafter acquired inventory, goods, merchandise, work in process, spare parts and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, and materials and supplies of any kind, nature or description which are or might be consumed in such Grantor's businesses (except Equipment), or used in connection with the servicing or provision of parts or supplies for or with respect to the Equipment, and all documents of title or other documents representing them.

                 "Permitted Liens" shall have the meaning assigned in Section 5(b) of this Agreement.

                 "Proprietary Rights" means, with respect to each Grantor, all of such Grantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                 (c)      Unless otherwise defined herein, terms used in
Article 9 of the Code are used herein as therein defined.

                 SECTION 2. Grant of Security. Each Grantor hereby grants, pledges and assigns to the Guarantor, for the benefit of the Guarantor, a continuing security interest in, liens on, assignment of and right of set-off against, all of such Grantor's right, title and interest in and to the following property, whether now owned or hereafter acquired or arising and wheresoever located (the "Collateral"):

                 (i) all Accounts, contract rights, letters of credit, chattel paper, instruments, notes, documents, and documents of title;

                 (ii)     General Intangibles;

                 (iii)    Inventory;

                 (iv)     Equipment;





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                 (v)      all monies, securities and other property of any kind
         of such Grantor in the possession or under the control of either of the Agent, any Bank, the Paying Agent, a bailee of any of the foregoing, or any of the foregoing's Affiliates;

                 (vi) all of such Grantor's deposit accounts, credits, and balances with and other claims against the Agent, any of the Banks, the Paying Agent or any Affiliates of the foregoing or any other financial institution with which such Grantor maintains deposits;

                 (vii) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and

                 (viii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

                 SECTION 3. Security for Secured Obligations. This Agreement secures the payment of (i) all obligations of the Borrowers now or hereafter existing under the Reimbursement Agreement, and all of the other Guarantor Documents, whether for principal, interest, fees, expenses or otherwise and (ii) all obligations of the Grantors now or hereafter existing under this Agreement (all such obligations of the Borrowers and other obligations of the Grantors being collectively referred to herein as, the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by any of the Grantors to the Guarantor under the Reimbursement Agreement and the other Guarantor Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

                 SECTION 4. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantors shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Guarantor of any of the rights hereunder shall not release the Grantors from any of their duties or obligations under the contracts and agreements included in the Collateral and (c) the Guarantor shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Guarantor be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.





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                 SECTION 5.  Representations and Warranties.  Each Grantor
represents and warrants as follows:

                 (a) The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Accounts, and the originals of all chattel paper that evidence Accounts, are located at its addresses specified in Schedule A hereto.

                 (b) Such Grantor is the legal and beneficial owner of its Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement or any such lien, security interest, option, charge or encumbrance permitted pursuant to Section 3.02(a) of the Reimbursement Agreement (collectively, the "Permitted Liens"). No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Guarantor relating to this Agreement or in favor of a secured party with respect to any Permitted Liens. The exact corporate name of such Grantor is as set forth on the Schedule A hereto and such Grantor has no trade names and is not doing business under or creating Accounts under any other name, in each case, except as set forth in the Schedule A hereto. Each of the Grantors will warrant and defend the Collateral against any claims and demands (other than Permitted Liens) of all persons at any time claiming the same or any interest in the Collateral adverse to the Guarantor.

                 (c) Subject to the rights of owners and clients with respect to Equipment and Inventory located at project sites from time to time, such Grantor has exclusive possession and control of its Equipment and Inventory.

                 (d) This Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect a first priority security interest in the Collateral (subject, however, to Permitted Liens) in respect of which a security interest can be perfected by filing under the Code have been duly taken, except for the filing of one or more notices of the assignment of Accounts pursuant to the Federal Assignment of Claims Act.

                 (e) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature (subject to Permitted Liens) of such security interest), other than the execution and filing of appropriate financing statements under the Code, or (iii) for the exercise by the Guarantor of its rights and remedies hereunder, except in each case for the filing of one or more notices of the assignment of Accounts pursuant to the Federal Assignment of Claims Act.

                 (f) Such Grantor has, independently and without reliance upon the Guarantor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.





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                 SECTION 6.  Further Assurances; Expenses.  (a) The Grantors
agree that from time to time, at the expense of the Grantors, the Grantors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Guarantor may request, to perfect and protect any security interest granted or purported to be granted hereby or to enable the Guarantor to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (i) after the occurrence of an Event of Default, if any Account shall be evidenced by a promissory note or other instrument, deliver and pledge to the Guarantor hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Guarantor; (ii) subject to the terms of this Agreement, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Guarantor may request, to perfect and preserve the security interest granted or purported to be granted hereby; and (iii) file such notices and other documents under the Federal Assignment of Claims Act as may be required from time to time with respect to the Accounts.

                 (b) The Grantors hereby authorize the Guarantor to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of any Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantors agree to indemnify the Guarantor and its counsel from and against any and all expenses, fees and other liabilities including, without limitation, any recording and/or filing fees, taxes or other expenses relating to the filing or recordation of financing and/or continuation statements.

                 (c) The Grantors will furnish to the Guarantor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Guarantor may reasonably request, all in reasonable detail.

                 (d) The Grantors agree to promptly execute and deliver any and all instruments and take such other action as may be necessary to remove or otherwise terminate any security interests in or liens on the Collateral (other than Permitted Liens) whether or not in existence at the time of execution of this Agreement or whether or not known by either Grantor on the date hereof.

                 SECTION 7.  As to Equipment and Inventory.

                 (a) The Grantors shall cause the Equipment to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith as are necessary or desirable to such end. The Grantors shall promptly furnish to the Guarantor a statement respecting any loss or damage to any of the Equipment in excess of $300,000.





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                 (b)      The Grantors shall pay promptly when due all property
and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory.

                 (c) The Grantors each represents and warrants to the Guarantor that all of such Grantor's Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, at its own expense.

                 SECTION 8. Insurance. (a) The Grantors shall, at their own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as is typical for businesses similarly situated. After an Event of Default shall have occurred and be continuing, the Grantors shall cause each policy for property damage insurance covering the Inventory and Equipment to provide that all insurance proceeds in respect of loss, damage or destruction of any such Inventory or Equipment in excess of $100,000 per occurrence or in any related series of occurrences or $300,000, in the aggregate, in any calendar year, are to be paid directly to the Guarantor. Such amounts shall, subject to the limitations set forth in this subsection (a) and in subsection (c) of this Section 8 and after deducting from such proceeds the expenses, if any, incurred by the Guarantor in the collection or handling thereof, be returned to such Grantor, which Grantor shall make or cause to be made the necessary repairs to or replacements of such Inventory or Equipment. All such replacements or repairs shall be made with materials and property of substantially as good a quality as existed before such loss, damage or destruction, and such Grantor shall commence the replacement or repair of such property as soon as practicable and proceed diligently with it until completion. Plans for any such repair or replacement shall be reasonably satisfactory to the Guarantor and shall be subject to the reasonable approval of the Guarantor prior to the release of insurance proceeds to the applicable Grantor.

                 Each such property policy covering the Equipment or Inventory shall in addition to the foregoing (i) name the appropriate Grantor and the Guarantor as insured parties thereunder (without any representation or warranty by or obligation upon the Guarantor) as their interests may appear, (ii) provide that there shall be no recourse against the Guarantor for payment of premiums or other amounts with respect thereto, (iii) provide that at least 30 days' prior written notice of cancellation of or lapse shall be given to the Guarantor by the insurer, and (iv) contain a clause or endorsement stating that the interest of the Guarantor shall not be impaired or invalidated by any act or neglect of the Grantor insured thereunder or the owner of any premises for purposes more hazardous than are permitted by such policy. After an Event of Default shall have occurred and be continuing, each such property policy shall also contain the agreement by the insurer that losses thereunder shall be payable to the Guarantor, subject to the terms and limitations set forth in the first sentence of this Section 8, notwithstanding any action, inaction or breach of representation or warranty by the Grantor. The Grantors shall, if so requested by the Guarantor, deliver to the Guarantor duplicate policies of such insurance and, as often as the Guarantor may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantors shall, at the request of the Guarantor, duly execute and deliver





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instruments of assignment of such insurance policies to comply with the requirements of Section 6 and cause the insurers to acknowledge notice of such assignment.

                 (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance.

                 (c) Notwithstanding anything contained herein to the contrary, upon the occurrence and during the continuance of an Event of Default, any loss, damage or destruction of any Inventory or Equipment in excess of $1,000,000 in any one occurrence or in any related series of occurrences any insurance proceeds in respect of such lost, damaged or destroyed Equipment or Inventory shall be paid to the Guarantor and, at the Guarantor's sole option, may be applied by the Guarantor (after deducting from such proceeds the expenses, if any, incurred by the Guarantor in the collection or handling thereof) as specified in Section 14(b). Notwithstanding anything contained in this Agreement to the contrary, if any of the Grantors shall receive any insurance proceeds which, pursuant to the terms of this Section 8, are required to be delivered to the Guarantor, such Grantor (1) shall be deemed to be holding such proceeds in trust for the Guarantor, (2) shall segregate such proceeds from such Grantor's funds and (3) shall promptly upon its receipt thereof remit such proceeds to the Guarantor in the same form as received by such Grantor, other than for any necessary endorsements.

                 SECTION 9. As to Accounts. (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and the originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 5(a) or, upon 30 days' prior written notice to the Guarantor, at any other locations in jurisdictions where all actions required by Section 6 shall have been taken with respect to the Accounts. The Grantors will hold and preserve such records and chattel paper and will permit the Guarantor or its representatives at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                 (b) Except as otherwise provided in this subsection (b), the Grantors shall continue to collect, at their own expense, all amounts due or to become due the Grantors under the Accounts. In connection with such collections, the Grantors may take such action as the Grantors or the Guarantor may deem necessary or advisable to enforce collection of the Accounts; provided, however, that the Guarantor shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to the Grantors of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Guarantor and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantors thereunder directly to the Guarantor and, upon such notification and at the expense of the Grantors, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantors might have done. After receipt by the Grantors of the notice from the Guarantor referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Guarantor hereunder, shall be segregated





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from other funds of such Grantor and shall be forthwith paid over to the
Guarantor in the same form as so received (with any necessary endorsement) and either (A) released to the applicable Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 14(b), and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                 SECTION 10. Transfers and Other Liens. The Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory and Equipment in the ordinary course of business and except as otherwise expressly permitted under the terms of the Reimbursement Agreement, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for Permitted Liens.

                 SECTION 11. Guarantor Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably appoints the Guarantor as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Guarantor's discretion, to take any action and to execute any instrument which the Guarantor may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantors under Section 9), including, without limitation:

                 (a) to obtain and adjust insurance required to be paid to the Guarantor pursuant to Section 8,

                 (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

                 (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

                 (d) to file any claims or take any action or institute any proceedings which the Guarantor may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Guarantor with respect to any of the Collateral.

                 SECTION 12. Guarantor May Perform. If any Grantor fails to perform any agreement contained herein, the Guarantor may itself perform, or cause performance of, such agreement, and the expenses of the Guarantor (including, without limitation, reasonable attorney's fees and expenses) incurred in connection therewith shall be payable by the Grantors under Section 15(b).

                 SECTION 13. The Guarantor's Duties. The powers conferred on the Guarantor hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and





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the accounting for moneys actually received by it hereunder, the Guarantor shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Guarantor shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Continental accords its own property.

                 SECTION 14. Remedies. If any Event of Default shall have occurred and be continuing:

                 (a) The Guarantor may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantors to, and the Grantors hereby agree that they will at their expense and upon request of the Guarantor forthwith, assemble all or part of the Collateral as directed by the Guarantor and make it available to the Guarantor at a place to be designated by the Guarantor which is reasonably convenient to the Guarantor and the Grantors and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Guarantor's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Guarantor may deem commercially reasonable. The Grantors agree that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Guarantor shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Guarantor may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (b) Any cash held by the Guarantor as Collateral and all cash proceeds received by the Guarantor in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Guarantor, be held by the Guarantor as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Guarantor pursuant to Section 15) in whole or in part by the Guarantor for the benefit of the Guarantor against, all or any part of the Secured Obligations in such order as the Guarantor shall elect. Any surplus of such cash or cash proceeds held by the Guarantor and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

                 SECTION 15. Indemnity and Expenses. (a) The Grantors agree to indemnify the Guarantor from and against any and all expenses, claims, losses and liabilities (including reasonable attorneys' fees and disbursements) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Guarantor's gross negligence or willful misconduct.





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                 (b)      The Grantors will upon demand pay to the Guarantor
the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Guarantor may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Guarantor hereunder or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

                 SECTION 16. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor or the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 17. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Reimbursement Agreement.

                 SECTION 18. Continuing Security Interest; Assignments under Reimbursement Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Secured Obligations and all other amounts payable under this Agreement, (y) the expiration or termination of the Reimbursement Agreement and (z) the expiration or termination of the Guaranty,
(ii) be binding upon the Grantors, their successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Guarantor and its successors, transferees and assigns. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the respective Grantors. Upon any such termination, the Guarantor will, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

                 SECTION 19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

                 SECTION 20. Joint and Several Obligations. Except to the extent the context may otherwise necessarily imply, all obligations and agreements of the Grantors hereunder shall be joint and several.

                 SECTION 21. Incorporation of Preliminary Statements. The Preliminary Statements to this Agreement are hereby incorporated herein by this reference thereto.

                 SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts, and by the Guarantor and any of the Grantors in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                 SECTION 23. Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                 SECTION 24. Severability of Provisions. Any provision of this Agreement or of any other instrument, document or agreement executed and/or delivered in connection herewith which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.


                 IN WITNESS WHEREOF, the Grantors have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                              OHM CORPORATION



                                              By:_______________________________
                                                  Name:_________________________
                                                  Title:________________________
Attest:

____________________________
Secretary

                                              OHM REMEDIATION SERVICES CORP.



                                              By:_______________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT


Grantor                                           Location of Chief Executive Office
-------                                           ----------------------------------
OHM Corporation                                   16406 U.S. Route 224 East
                                                  Findlay, OH  45840

OHM Remediation Services Corp.                    16406 U.S. Route 224 East
                                                  Findlay, OH  45840
  Records concerning
  Accounts also kept at:                          200 Horizon Center Boulevard
                                                  Trenton, NJ  08650

                                                  5335 Triangle Parkway
                                                  Suite 450
                                                  Norcross, GA  30092

                                                  5731 West Las Positas Blvd.
                                                  Pleasanton, CA  94588

  Trade Names:                None.

Records concerning
Account also kept at:         None.

Trade Names:                  None.